UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2005


                             CHINA BAK BATTERY, INC.
               (Exact name of registrant as specified in charter)

           Nevada                      000-49712                  88-0442833
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

 BAK Industrial Park, No. 1 BAK Street
    Kuichong Town, Longgang District
  Shenzhen, Peoples Republic of China                              518119
(Address of principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area code: (86-755) 8977-0093

                                 Not applicable.
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              Explanatory Statement

This Amendment No. 2 (the "Amendment") to the Current Report on Form 8-K/A of China BAK Battery, Inc. (the "Company") amends the Company's Current Report on Form 8-K originally filed on January 21, 2005 and previously amended on April 7, 2005 (the "Original Filing"). The Company has filed this Amendment to amend Item
9.01 of the Original Filing for the following reasons. As a result of comments received from the Securities and Exchange Commission (the "Commission") in connection with another filing made with the Commission by the Company, the Company has amended its consolidated statements of operations for the years ended September 30, 2004 and 2003 and for the three months ended December 31, 2004 and 2003 to reclassify depreciation and amortization expense from a separate item in operating expenses into cost of goods sold, selling expenses and general and administrative expenses. The effect of the restatement is to decrease gross profit. The restatement had no effect on operating income or net income. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 9.01 as amended is set forth below. The remainder of the Original Filing is unchanged and is not reproduced in this Amendment.

This Amendment speaks as of the date of the Original Filing and reflects only the changes discussed above. No other information included in the Original Filing has been modified or updated in any way. This Amendment should be read together with other documents that the Company has filed with the Securities and Exchange Commission subsequent to the filing of the Original Filing. Information in such reports and documents updates and supersedes certain information contained in this Amendment. The filing of this Amendment shall not be deemed an admission that the Original Filing, when made, included any known, untrue statement of material fact or knowingly omitted to state a material fact necessary to make a statement made therein not misleading.



ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements of business acquired. The following financial statements are hereby included as part of this report.

        Report of Independent Registered Public Accounting Firm.............   1
        Consolidated Balance Sheets as at September 30, 2004 and 2003.......   2
        Consolidated Statements of Operations for the Years Ended
             September 30, 2004 and 2003....................................   3
        Consolidated Statements of Changes in Stockholders'
             Equity for the Years Ended September 30, 2004 and 2003.........   4
        Consolidated Statements of Cash Flows for the Years Ended
             September 30, 2004 and 2003....................................   5
        Notes to Consolidated Financial Statements..........................   6

        Consolidated Balance Sheets at December 31, 2004 and
             September 30, 2004.............................................   1
        Consolidated Statements of Operations for the Three Months Ended
             December 31, 2004 and 2003.....................................   2
        Consolidated Statements of Changes in Stockholders' Equity for the
             Three Months Ended December 31, 2004 and 2003..................   3
        Consolidated Statements of Cash Flows for the Three Months Ended
             December 31, 2004 and 2003.....................................   4
        Notes to Consolidated Financial Statements..........................   5

                                  EXHIBIT INDEX


Exhibit    Description
Number

3.1*       Articles of Incorporation of the Registrant.

3.2*       Articles of Amendment.

3.3+       Amended and Restated Bylaws.

3.4*       Bylaws

10.1+ Securities and Exchange Agreement by and among BAK International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005.

10.2+ Escrow Agreement by and among Medina Coffee, Inc., the selling stockholders, Xiangqian Li, and Securities Transfer Corporation dated as of January 20, 2005.

10.3+ Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005.

10.4++     Form of Subscription Agreement.

10.5+ Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003.

10.6+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004.

10.7+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004.

10.8+ Summary of Revolvable Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of June 27, 2003.

10.9+ Summary of Guaranty Contract of Maximum Amount by and between Longgang Division, Shenzhen Branch, Agricultural Bank of China and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of June 27, 2003.

10.10+ Summary of Comprehensive Credit Facilities Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of April 5, 2004.

10.11+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Branch, Agricultural Bank of China, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of April 5, 2004.

10.12+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

10.13+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Development Bank, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares, Xiangqian Li, Yanlong Zou, Fenghua Li, Jimin Li, Jiajun Huang, Baicheng Zhou, Jinghui Wang, Yongbin Han, Shuquan Zhang, Xinrong Yang, Yunfei Li and Weiqiang Zhang dated as of April 1, 2004.

10.14+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, China Minsheng Bank dated as of January 14, 2004.

10.15+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Branch, China Minsheng Bank, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of November 15, 2003.

10.16+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, Industrial Bank dated as of March 11, 2004.

10.17+ Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004.

10.18+ Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003.

10.19+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

16.1+      Letter on Change in Certifying Accountant.

99.1+      Press Release.

* Previously filed as an exhibit to the Registration Statement on Form SB-1 (#333-41124) filed with the Commission on July 10, 2000.

+ Previously filed as an exhibit to the Amendment No. 1 to the Current Report on Form 8-K/A filed with the Commission on April 7, 2005.

++ Subsequently filed as an exhibit to the Registration Statement on Form SB-2 (#333-122209) filed with the Commission on November 29, 2005.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.





                                                      CHINA BAK BATTERY, INC.


DATED: February 2, 2006                               By: /s/ Yongbin Han
                                                         -----------------------
                                                         Yongbin Han
                                                         Chief Financial Officer

                    BAK INTERNATIONAL LIMITED AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2004 AND 2003

                       Together With Report of Independent
                        Registered Public Accounting Firm

                        (Amounts expressed in US Dollars)


                                TABLE OF CONTENTS


Report of Independent Registered Accounting Firm...............................1

Consolidated Balance Sheets as at September 30, 2004 and 2003..................2

Consolidated Statements of Operations for the Years Ended
  September 30, 2004 and 2003..................................................3

Consolidated Statements of Changes in Stockholders' Equity for the
  Years Ended September 30, 2004 and 2003......................................4

Consolidated Statements of Cash Flows for the Years Ended
  September 30, 2004 and 2003..................................................5

Notes to Consolidated Financial Statements  September 30, 2004 and 2003........6

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA




                Report of Independent Registered Accounting Firm

To the Stockholders of
BAK International Limited and Subsidiary

         We have audited the accompanying consolidated balance sheets of BAK International Limited as of September 30, 2004 and 2003, and the related consolidated statements of changes in stockholders' equity, operations and cash flows for the years then ended (all expressed in United States dollars). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BAK International Limited as of September 30, 2004 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

         As described in Notes 6 and 12 the Company has not yet obtained final approval from the relevant authorities for the acquisition of land use rights to the property which it occupies. However, the Company has commenced construction of its facilities on the property and has reflected the costs incurred to date as long-term assets on the balance sheet described as "property and equipment - building", "construction in process" and "land use rights", with the expectation that approval will be obtained within the next fiscal year. The Company may be at risk as more fully set out in the notes mentioned above should the application be rejected. The accompanying consolidated financial statements do not include any adjustments that might result should its application not be approved.

     As discussed and more fully set forth in note 6, the consolidated financial statements have been restated to allocate depreciation to cost of goods sold, selling and administrative expenses.

                                               /s/ Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada
December 30, 2004 except for note 17
  as to which the date is January 20, 2005    Chartered Accountants
  and note 6 and 18 as to which the
  date is January 30, 2006


                    BAK International Limited and Subsidiary
                           CONSOLIDATED BALANCE SHEETS
                        AS AT SEPTEMBER 30, 2004 AND 2003
                        (Amounts expressed in US Dollars)

                                                                       2004             2003
                                                                         $                $
                                     Assets
                                     ------


Current Assets
   Cash                                                                3,212,176          670,925
   Cash - Restricted                                                   7,120,069          820,692
   Accounts Receivable, Net                                           20,999,561        6,758,283
   Inventories                                                        29,535,985        7,993,781
   Prepaid Expenses                                                    1,330,645          724,845
   Notes Receivable                                                       18,122             --
   Accounts Receivable - Related Party                                   911,093             --
                                                                   -------------    -------------
         Total Current                                                63,127,651       16,968,526
                                                                   -------------    -------------

Long-Term Assets
   Property, Plant, & Equipment                                       19,875,583        4,968,737
   Construction in Progress                                           23,656,190          555,395
   Land Use Rights                                                     4,029,038             --
   Less Accumulated Depreciation                                      (2,370,774)        (643,616)
                                                                   -------------    -------------
         Long-Term Assets, Net                                        45,190,037        4,880,516
                                                                   -------------    -------------

Other Assets
   Other Receivables                                                     225,972          925,833
   Intangible Assets, Net                                                 58,362           16,626
                                                                   -------------    -------------
         Total other                                                     284,334          942,459
                                                                   -------------    -------------

   Total Assets                                                      108,602,022       22,791,501
                                                                   =============    =============

                      Liabilities and Shareholders' Equity
                      ------------------------------------
Current Liabilities
   Accounts Payable                                                   23,570,087        5,164,588
   Bank Loans, Short Term                                             27,304,162        3,479,480
   Short Term Loans                                                    1,812,316             --
   Notes Payable, Other                                               20,772,559        6,098,490
   Land Use Rights Payable                                             3,750,756             --
   Construction Costs Payable                                          6,347,846             --
   Customer Deposits                                                     369,390          655,391
   Accrued Expenses                                                    5,247,656        1,782,752
   Other Liabilities                                                     181,223          120,815
                                                                   -------------    -------------
         Total Current                                                89,355,995       17,301,516
                                                                   -------------    -------------

CONTINGENCIES AND COMMITMENTS (NOTE 12)
Stockholders' Equity
   Common Stock - $.001 Par Value; 50,000,000 Shares Authorized;
     31,225,642 Shares Issued and Outstanding                             31,226           31,226
   Additional Paid In Capital                                         12,052,845        1,176,927
   Accumulated Comprehensive Loss                                           (144)             (49)
   Reserves                                                            1,724,246          651,583
   Retained Earnings                                                   5,437,854        3,630,298
                                                                   -------------    -------------
                                                                      19,246,027        5,489,985
                                                                   -------------    -------------
   Total Liabilities and Stockholders' Equity                        108,602,022       22,791,501
                                                                   =============    =============


The accompanying notes are an integral part of these consolidated financial statements.

                    BAK International Limited and Subsidiary
                      Consolidated Statements of Operations
                 for the Years Ended September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)

                                                            2004         2003
                                                              $            $
                                                          Restated     Restated
                                                         ----------   ----------

Revenues, Net of Returns                                 63,746,202   20,045,496

Cost of Goods Sold                                       49,921,818   14,529,798
                                                         ----------   ----------

Gross Profit                                             13,824,384    5,515,698
                                                         ----------   ----------

Expenses:
   Selling                                                1,877,878      445,832
   General and Administrative                             3,141,125      804,648
   Research and Development                                 328,779      116,789
   Bad Debts                                                326,990      448,285
                                                         ----------   ----------
         Total Expenses                                   5,674,772    1,815,554
                                                         ----------   ----------

Operating Income                                          8,149,612    3,700,144

Other Expense
   Finance Costs                                          1,006,056      122,798
   Other Expense                                              2,916        1,315
                                                         ----------   ----------

   Net Income Before Provision for Income Taxes           7,140,640    3,576,031

   Provision for Income Taxes                               394,333         --
                                                         ----------   ----------

   Net Income                                             6,746,307    3,576,031
                                                         ==========   ==========



The accompanying notes are an integral part of these consolidated financial statements.


                    BAK International Limited and Subsidiary
           Consolidated Statements of Changes in Stockholders' Equity
                 for the Years Ended September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)

                                                            Par
                                                           Value         Additional
                                         Number of         Common          Paid-In        Retained
                                          Shares           Stock           Capital        Earnings
                                       -------------   -------------    -------------   -------------
                                                             $                $               $

Balance - September 30, 2002              31,225,642          31,226        1,176,927         598,265

Net Income                                      --              --               --         3,576,031

Transfer to Reserves                            --              --               --          (543,998)

Foreign Currency Translation                    --              --               --              --
-----------------------------------------------------------------------------------------------------

Balance - September 30, 2003              31,225,642          31,226        1,176,927       3,630,298

Contribution of Cash by Stockholders            --              --         10,875,918            --

Net Income                                      --              --               --         6,746,307

Transfer to Reserves                            --              --               --        (1,072,663)

Deemed Distribution to                          --              --               --              --
Shareholder -
 Intangible Assets                              --              --               --        (3,866,088)

Foreign Currency Translation                    --              --               --              --
-----------------------------------------------------------------------------------------------------

Balance - September 30, 2004              31,225,642          31,226       12,052,845       5,437,854
=====================================================================================================

                                                        Accumulated
                                                           Other
                                                       Comprehensive    Stockholders'
                                         Reserves      Income (Loss)       Equity
                                       -------------   -------------    -------------
                                             $               $                $

Balance - September 30, 2002                 107,585            --          1,914,003

Net Income                                      --              --          3,576,031

Transfer to Reserves                         543,998            --               --

Foreign Currency Translation                    --               (49)             (49)
-------------------------------------------------------------------------------------

Balance - September 30, 2003                 651,583             (49)       5,489,985

Contribution of Cash by Stockholders            --              --         10,875,918

Net Income                                      --              --          6,746,307

Transfer to Reserves                       1,072,663            --               --

Deemed Distribution to                          --              --               --
Shareholder -
 Intangible Assets                              --              --         (3,866,088)

Foreign Currency Translation                    --               (95)             (95)
-------------------------------------------------------------------------------------

Balance - September 30, 2004               1,724,246            (144)      19,246,027
=====================================================================================



The accompanying notes are an integral part of these consolidated financial statements.


                    BAK International Limited and Subsidiary
                      Consolidated Statements of Cash Flows
                 for the Years Ended September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)

                                                                             2004           2003
                                                                               $              $
Cash Flows from Operating Activities

Net Income                                                                  6,746,307      3,576,031
   Adjustments to reconcile net income to net cash
   from operating activities:
   Bad debt expense                                                           326,990        448,285
   Amortization                                                                 5,549            676
   Depreciation                                                             1,727,158        378,875
   Changes in Assets and Liabilities:
   Accounts Receivable                                                    (14,543,660)    (5,786,874)
   Inventories                                                            (21,542,204)    (6,908,083)
   Prepaid Expenses                                                          (605,800)       (52,609)
   Notes Receivable                                                           (18,122)          --
   Accounts Payable                                                        18,405,499      4,311,720
   Customer Deposits                                                         (286,001)       593,776
   Accrued Expenses                                                         3,464,904        723,825
   Construction Costs Payable                                               6,347,846           --
   Other Liabilities                                                           60,408        120,864
                                                                          -----------    -----------
         Net Cash Flows from Operating Activities                              88,874     (2,593,514)
                                                                          -----------    -----------

Cash Flows from Investing Activities
   Acquisition of Property, Plant, & Equipment                            (14,906,846)    (4,095,998)
   Construction in Progress                                               (23,379,077)      (555,395)
   Investment in Intangible Assets                                            (47,285)       (17,302)
                                                                          -----------    -----------
         Net Cash Flows from Investing Activities                         (38,333,208)    (4,668,695)
                                                                          -----------    -----------

Cash Flows from Financing Activities
   Proceeds from Borrowings                                                57,740,719      9,722,901
   Repayment of Borrowings                                                (17,429,652)      (507,424)
   Cash Pledged to Bank                                                    (6,299,377)      (820,692)
   Loans to Related Parties                                                  (235,840)      (554,614)
   Deemed Distribution to Shareholder - Intangible Assets (See Note 11)    (3,866,088)          --
   Proceeds from Issuance of Capital Stock                                 10,875,918           --
                                                                          -----------    -----------
         Net Cash Flows from Financings Activities                         40,785,680      7,840,171
                                                                          -----------    -----------

Effects of Exchange Rates Changes on Cash and Cash Equivalents                     (95)           (49)

Net Increase in Cash                                                        2,541,251        577,913

Cash - Beginning of Year                                                      670,925         93,012
                                                                          -----------    -----------

Cash - End of Year                                                          3,212,176        670,925
                                                                          ===========    ===========

Supplemental Cash Flow Disclosures:
   Interest Paid                                                            1,007,287        122,798
                                                                          ===========    ===========

   Income Taxes Paid                                                             --             --
                                                                          ===========    ===========


The accompanying notes are an integral part of these consolidated financial statements.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003
                        (Amounts expressed in US Dollars)


1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     BAK International Limited was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited and subsequently changed its' name to BAK International Limited on November 3, 2004. BAK International Limited acquired 100% of the outstanding shares of Shenzhen BAK Battery Co., Ltd ("BAK") for a total consideration of USD$11.5 million on November 6, 2004. Simultaneously the former shareholders of BAK acquired 96.8% of the issued shares of BAK International Limited. Consequently, the shareholders of BAK International Limited are substantially the same as the former shareholders as BAK therefore the transaction has been accounted for as a recapitalization of BAK with no adjustment to the historical basis of the assets and liabilities of BAK and the operations consolidated as though the transaction occurred as of the beginning of the first accounting period presented in these consolidated financial statements. See note 17 - Subsequent Events.

     BAK was founded on August 3, 2001 as a China-based company specializing in lithium ion (known as "Li-ion" or "Li-ion cell") battery cell production, for use in the replacement battery market, primarily for cell phones in the Peoples Republic of China (PRC).

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

     Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are of interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



1.   ORGANIZATION AND PRINCIPAL ACTIVITIES (cont'd)

     receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been, or could be, converted into US$ at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

2.   BASIS OF PRESENTATION

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented.

3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

     A.   Cash And Cash Equivalents

     Cash and cash equivalents include cash on hand and any other highly liquid investments purchased with an original maturity of three months or less. The carrying amounts approximate fair value because of the short-term maturity of those instruments. As stated in the following Note 8, a portion of the Company's cash is restricted cash, which has been pledged to its bank to secure short-term bank loans. This restricted cash is not as liquid as other cash, and has been reflected in the attached consolidated financial statements.

     B.   Accounts Receivable

     In order to determine the fair value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover estimated credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable. The Company evaluates the credit risk of its customers utilizing historical data and estimates of future performance.

     C.   Inventory

     Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the moving average basis and includes all costs to acquire and other costs incurred in bringing the inventories to their present location and condition. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed moving-average cost if it exceeds the net realizable value.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     D.   Property, Plant And Equipment

     Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

     When  assets  are  retired  or  disposed  of,  the  cost  and   accumulated
     depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

     The Company recognizes a scrap value of 5% of the cost basis and depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful lives are as follows:

                Buildings                                          30 - 40 years
                Plant and machinery                                 5 - 12 years
                Motor vehicles                                           8 years
                Office equipment and furnishings                         5 years
                Leasehold Improvements                               2 - 5 years

     E.   Intangible Assets

     Trademarks are carried at cost and are amortized using the straight-line method over the estimated useful lives of 25 years from the date the Company acquired the trademark. Management is of the opinion that no impairment loss is considered necessary at year-end.

     F.   Fair Value Of Financial Instruments

     The carrying value of financial instruments including cash, receivables, accounts payable and accrued expenses and debt, approximates their fair value at September 30, 2004 and 2003 due to the relatively short-term nature of these instruments.

     G.   Construction In Progress

     Construction in progress represents buildings, machinery and other long-term assets under construction or installation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of purchase, construction and installation. Construction in progress is reclassified to the appropriate category of long-term assets when completed and ready for use. Management is of the opinion that no impairment loss is considered necessary at year-end.

     H.   Income Taxes

     The Company accounts for income tax under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, the Company is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     H.   Income Taxes (cont'd)

     In accordance with the relevant income tax laws applicable to enterprises operating in the Shenzhen Special Economic Zone of the PRC, the profits of the Company are fully exempt from income tax for five years ("tax holiday"), commencing from the first profit making year of operations, followed by a 50% exemption for the immediate next three years ("tax preferential period"), after which the profits of the Company will be taxable at the full rate, currently 15%.

     Had this tax holiday not been available, income tax expense would have increased by approximately US$692,000 for the year ended September 30, 2004, and US$537,000 for the year ended September 30, 2003, respectively.

     I.   Government Subsidies

     Subsidies from the government are recognized at their fair values when received or there is reasonable assurance that they will be received, and all attached conditions are complied with.

     Revenue from government sponsored grants or subsidies are recognized as research activities are performed or as development milestones are completed under the terms of the agreement. Costs incurred in connection with the performance of activities under these agreements are expensed as incurred. The Company defers revenue recognition related to payments received during the current year for research activities to be performed in the following year.

     During the year ended September 30, 2004, the Company received a repayable grant from the Long Gang Technology and Science Bureau in the amount of approximately $181,000. The grant was awarded to further the research of the LiNiCo2 which is an advanced mode material in the Li-on battery cell. The term of the grant is for a two year period with repayment of principal together with interest at the rate of 3% per annum due on December 26, 2005. The grant is recorded as a liability in the accompanying consolidated financial statements.

     During the year ended September 30, 2003, the Company received a non-repayable grant from the Shenzhen Technology and Finance Bureau in the amount of approximately $120,000. The grant was awarded to further the Company's research and development activities. The grant was recorded as an offset to research and development expenses in the accompanying consolidated financial statements.

     J.   Related Parties

     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

     K.   Impairment Of Long-Term Assets

     In accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's policy is to record an impairment loss against the balance of a long-lived asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business assets operate or if the expected future non-discounted cash flows of the business was determined to be less

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     K.   Impairment Of Long-Term Assets (cont'd)


     than the carrying value of the assets. If impairment is deemed to exist, the assets will be written down to fair value. Management also evaluates events and circumstances to determine whether revised estimates of useful lives are warranted. As of September 30, 2004, management expects its long-lived assets to be fully recoverable.

     L.   Foreign Currency Translation

     The Company maintains its books and accounting records in Renminbi ("RMB"), the PRC's currency, being the functional currency. Translation of amounts from RMB in United States dollars ("US$") has been made at the following exchange rates for the respective years:

                  September 30, 2004:
                         Balance Sheet             -        RMB 8.27670 to US$ 1
                         Operating Statement       -        RMB 8.26688 to US$ 1
                  September 30, 2003 -
                         Balance Sheet             -        RMB 8.27710 to US$ 1
                         Operating Statement       -        RMB 8.27699 to US$ 1

     Foreign currency transactions in RMB are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at the balance sheet date. Non-monetary transactions are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses, if any, are included in the determination of net income for the period. Transaction losses included in net income amounted to US$6,766 and US$1,989 at September 30, 2004 and 2003, respectively.

     In translating the consolidated financial statements of the Company from its functional currency into its reporting currency in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any are included in cumulative other comprehensive income (loss) in stockholder's equity.

     The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange rate between the United States dollar and the RMB has been stable at approximately 1RMB to US$.1205 for the last few years. No representation is made that the RMB amounts could have been or could be, converted into United States dollars or any other currency at that rate or any other rate.

     M.   Use Of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     N.   Revenue Recognition, Returns And Warranties

     BAK recognizes revenue when the significant risks and rewards of ownership have transferred pursuant to PRC law, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. BAK generally recognizes product sales when the product is shipped. In the event goods are returned from a customer, revenue is reduced, and the returned goods are placed back into inventory during the period that the returned goods are received by BAK. Concurrent with the recognition of revenue, at the end of the fiscal year, BAK records a warranty reserve for product returns, based upon historical experience, that are a percentage of sales during the final month of the respective year.

     The Company estimates the amount of claims made based upon the historical experience with product returns and warranty claims. While the Company's policy is to allow customers to return products or make warranty claims for a period up to six to eight months after the sale, the historical experience indicates that the vast majority of claims are made with 30 days. Hence, the Company provides for a certain percentage of its monthly sales that it estimates will result in product returns or warranty claims.

     O.   Employees' Benefits And Pension Obligations

     Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost. While the Company has purchased all required insurance for management personnel, the Company is not in compliance with the similar requirements for other of its employees. See Note 12, Contingencies and Commitments.

     In accordance with certain regulations of the Shenzhen Municipal Government, all enterprises established in Shenzhen are required to contribute to a retirement insurance fund administered by the Shenzhen Municipal Government at rates ranging from 8% to 9% of the basic salaries or a minimum changes of RMB155 per person per month of the company's existing PRC staff. See Note 12, Contingencies and Commitments.

     P.   Comprehensive Income/(Loss)

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose consolidated financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

     Q.   Concentration Of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. The Company performs ongoing credit evaluations with respect to the financial condition of its creditors, but does not require collateral. In order to determine the value of the Company's accounts receivable, the Company records a provision for doubtful accounts to cover probable credit losses. Management reviews and adjusts this allowance periodically based on historical experience and its evaluation of the collectibility of outstanding accounts receivable.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     R.   Research And Development Costs

     Research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged in 2004 and 2003 were $328,779 and $116,789, respectively.

     S.   ADVERTISING COSTS

     Advertising costs consist primarily of promoting the Company and the Company's products through printed advertisements in trade publications and displaying the Company's products through attendance at industry trade exhibitions. The Company does not pay slotting fees, engage in cooperative advertising programs, participate in buydown programs or similar arrangements.

     Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. The Company did not incur any direct-response advertising costs in 2004 and 2003, respectively. Advertising costs included in selling expenses in the accompanying consolidated financial statements amounted to $201,200 and $65,900 in 2004 and 2003 respectively.

     T.   Shipping And Handling Costs

     Shipping and handling cost represents cost incurred by the company to transport its products. The company incurs shipping and handling costs primarily by transporting goods using its own delivery vehicles or by contracting with professional carriers.

     The majority of goods are sold to customers in the Zhujiang Delta. For those sales the Company uses its own delivery vehicles. Transportation and Freight charges incurred for Company owned vehicles amounted to $57,579 and $22,569 for 2004 and 2003, respectively. The charges incurred for transportation by professional carriers amounted to $26,402 and $7,800 for 2004 and 2003, respectively.

     For Sales made abroad the company incurs transportation charges for delivery to the Port of Hong Kong which amounted to $18,621 and $ 6,537 for 2004 and 2003 respectively. All other transportation charges are borne by the customer directly.

     The Company does not bill the customer for any transportation charges incurred. All transportation charges incurred by the company are recorded as Selling Expenses in the accompanying consolidated financial statements.

     U.   Classification Of Operating Costs And Expenses

     The Company records its operating costs and expenses generally with the following classifications:

     Cost of Goods Sold
     ------------------

     Cost of goods sold consists primarily of raw materials, direct labor and manufacturing overhead. Manufacturing overhead consists of an allocation of purchasing and receiving costs, inspection fees, warehousing, office expenses, utilities, supplies, depreciation, factory and equipment repairs and maintenance, safety equipment and supplies, packing materials, and loading fees.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     U.   Classification Of Operating Costs And Expenses (cont'd)

     Selling Expenses
     ----------------

     Selling Expenses consist primarily of transportation and freight charges, travel and entertainment, maintenance, payroll, payroll taxes and benefits, advertising and promotion, office expenses, telephone and utilities, insurance, sales commissions, depreciation and exports fees.

     General and Administrative Expenses
     -----------------------------------

     General and Administrative expenses consist primarily of general office expenses, travel and entertainment, transportation, payroll, payroll taxes and benefits, maintenance, telephone and utilities, printing, advertising and promotion, professional fees, depreciation, continuing education, licenses and fees.

     V.   Recent Pronouncements

     In July 2002, the FASB issued SFAS No. 146 "Accounting for Restructuring Costs." SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual consolidated financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS 146, a company cannot restate its previously issued consolidated financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues. Task Force Issue 94-3.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS Statement No. 123, "Accounting for Stock Based Compensation" which provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim consolidated financial statements of the method of accounting for stock based-compensation and the related pro forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

     The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics are accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     V.   Recent Pronouncements (cont'd)


     In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

     SFAS  No.  150  affects  the  issuer's   accounting   for  three  types  of
     freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets.

     The third type of instruments that are liabilities under this SFAS is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

     Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this SFAS are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This SFAS shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

     In December, 2004 the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. The guidance in APB No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured on the fair value of the assets exchanged. The guidance included certain exceptions to that principle. This statement amends APB No. 29 to eliminate the exception for non-monetary exchanges for similar productive assets and replaces it with the general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of this statement will have a material effect on its consolidated financial statements.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN45"). FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair market value of the obligations it assumes under the guarantees and must disclose that information in its interim and annual consolidated financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002.

     In January 2003, and as revised in December 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" "Interpretation No. 46"), an interpretation of Accounting Research Bulletin ("ARB") No. 51", "Consolidated financial statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (cont'd)

     V.   Recent Pronouncements (cont'd)

     its activities without additional subordinated support from other parties, which is provided through another interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

     Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

     Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation No. 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation No. 46 to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

     Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

     Management does not expect these recent pronouncements to have a material impact on the Company's consolidated financial position or results of operations.

4.   ACCOUNTS RECEIVABLE

     The Company's accounts receivable at September 30, 2004 and 2003 are summarized as follows:

                                                            2004         2003
                                                              $            $

     Accounts receivable                                 21,763,923    7,220,263
     Less: Allowance for doubtful accounts                  764,362      461,980
                                                         ----------   ----------

     Accounts receivable, net                            20,999,561    6,758,283
                                                         ==========   ==========

5.   INVENTORIES

     The Company's inventories at September 30, 2004 and 2003 are summarized as follows:

                                                            2004         2003
                                                              $            $

     Raw materials                                        9,934,263    2,643,542
     Work in progress                                     1,872,465      425,698
     Finished goods                                      17,729,257    4,924,541
                                                         ----------   ----------

     Total                                               29,535,985    7,993,781
                                                         ==========   ==========

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



6. LONG-TERM ASSETS

                                                            2004         2003
                                                              $            $

     Building                                             4,535,876         --
     Machinery                                           14,242,696    4,536,088
     Vehicles                                               486,480      342,630
     Office Equipment                                       304,773       90,019
     Leasehold improvements                                 305,758         --
                                                         ----------   ----------
     Cost                                                19,875,583    4,968,737
                                                         ==========   ==========

     Less Accumulated Depreciation
     Building                                                19,024         --
     Machinery                                            2,006,717      595,103
     Vehicles                                                79,097       26,477
     Office Equipment                                        53,402       22,036
     Leasehold improvements                                 212,534         --
                                                         ----------   ----------

     Accumulated Depreciation                             2,370,774      643,616
                                                         ----------   ----------

     Net Book Value                                      17,504,809    4,325,121

     Land Use Rights                                      4,029,038         --
     Construction in Progress                            23,656,190      555,395
                                                         ----------   ----------
     Long-Term Assets - Net                              45,190,037    4,880,516
                                                         ==========   ==========


     Depreciation expense is included in the statements of operations as follows:

                                                            2004         2003
                                                              $            $

     Cost of goods sold                                   1,635,971      356,795
     Selling expenses                                         8,603        3,720
     General and administrative expenses                     82,584       18,360
                                                         ----------   ----------

     Total depreciation expenses                          1,727,158      378,875
                                                         ==========   ==========

         Construction in Progress consists of the following at September 30:

                                                            2004         2003
                                                              $            $
     Land                                                      --        120,821
     Architect and engineering                                 --         13,109
     Construction costs                                  18,258,222       12,082
     Construction materials                                 790,864         --
     Capitalized research and design                        143,403         --
     Other indirect costs                                 4,463,701      409,383
                                                         ----------   ----------

     Total                                               23,656,190      555,395
                                                         ==========   ==========

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


6. LONG-TERM ASSETS (cont'd)


     The Company has funded much of the construction costs with cash flow from operations and as such no interest expense has been capitalized. The Company anticipates that the construction of the industry park will be completed and placed into service by the end of 2005.

     Land Use Rights

     BAK has not yet obtained the certificate of land use right. The bureau of city planning and land resource of Shenzhen have not yet approved the application of BAK since the original zoning for the use of the land conflicted with the city planning for education and biology and which is presently being resulted to business use. According to the agreement with the local government of Kuichong Township of Longgang district of Shenzhen, BAK had paid approximately US$279,000 for the down payment of the land use right and US$3,750,000 is still outstanding. It is anticipated that the outstanding balance will be paid within the next twelve months. The local government of Kuichong Township of Longgang district of Shenzhen has however granted permission for BAK to commence the construction of the new production plant pending a decision from the bureau of city planning. The Company anticipates that it will receive the approval from the bureau of city planning in April, 2005. See Note 12, Contingencies and Commitments.

7.   INTANGIBLE ASSETS

                                                               2004       2003
                                                                 $          $

     Trademarks                                                63,904     17,302
     Less: Accumulated amortization                             5,542        676
                                                             --------   --------

     Net book value                                            58,362     16,626
                                                             ========   ========

     Amortization expense for the years ended September 30, 2004 and 2003 was US $5,549 and US $676, respectively.

8.   BANK INDEBTEDNESS AND NOTES PAYABLE

     As of September 30, 2004 and 2003, the Company had several outstanding short-term bank notes, which were used primarily to fund the construction in progress. The notes, which had a cumulative balance of US$ 27,304,162 and US$ 3,479,480 for each respective year, carried interest rates ranging from 4.536% to 5.841% and have maturity dates ranging from 5 to 12 months. Each note, except for US$2,416,422, is guaranteed by Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, and/or Jilin Province Huaruan Technology Company, Ltd. (a corporation owned by Xiangqian Li, BAK's Chairman), related parties, and others who are not related. Neither Huaran, nor Mr. Li, receive any compensation for acting as guarantor.

     The Company is required to pledge cash in order to secure these short-term bank loans and note payable. The amounts of those pledges, for the years ending September 30, 2004 and 2003, are US$ 7,120,069 and US$ 820,692,
     respectively. The cash pledged has been presented as "cash restricted" on the balance sheet.

     On September 30, 2004, contrary to relevant PRC laws and regulations, the Company borrowed US$1,812,316 from Changzhou Lihai Investment Consulting Co., Ltd. The Company subsequently repaid this loan on October 11, 2004. Management believes that risk to the Company, due to this loan arrangement, is very limited.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


8.   BANK INDEBTEDNESS AND NOTES PAYABLE (cont'd)


     Notes payable, other represents promises to pay from customers received in the ordinary course of business. The notes can generally be exchanged at a discount for cash with financial institutions.

9.   RESERVES

     Pursuant to the accounting systems for business enterprises as promulgated by the PRC, the profits of the BAK, which are based on their PRC statutory financial statements, are available for distribution in the form of cash dividends only after they have satisfied all the PRC tax liabilities, provided for losses in previous years, and made appropriations to reserve funds (as discussed below), as determined at the discretion of the board of directors in accordance with the PRC accounting standards and regulations. With the exception of the restriction on distributions and dividends described in the preceding, the Company is not limited or otherwise restricted in making distributions by any other agencies or indentures.

     As stipulated by the relevant laws and regulations for enterprises operating in the PRC, Company's are required to make annual appropriations to two reserve funds, consisting of the statutory surplus and public welfare funds. In accordance with the relevant PRC regulations and the articles of association of the respective companies, the companies are required to allocate a certain percentage of their profits after taxation, as determined in accordance with the PRC accounting standards applicable to the companies, to the statutory surplus reserve until such reserve reaches 50% of the registered capital of the companies.

     Net income as reported in the US GAAP consolidated financial statements differs from that as reported in the PRC statutory consolidated financial statements. In accordance with the relevant laws and regulations in the PRC, the profits available for distribution are based on the statutory consolidated financial statements. If BAK has foreign currency available after meeting its operational needs, BAK may make its profit distributions in foreign currency to the extent foreign currency is available. Otherwise, it is necessary to obtain approval and convert such distributions at an authorized bank.

10.  SIGNIFICANT CONCENTRATION

     The Company grants credit to its customers, generally on an open account BAK's five largest customers accounted for 38% of the sales in 2004, in which only one customer was in excess of 10% of consolidated sales.

11.  RELATED PARTY TRANSACTIONS

     In October 2003, the Company acquired intangible assets from entities controlled by its chairman and controlling shareholder. The amount due to the chairman resulting from this transaction was effectively paid in cash, in the amount of US$3,866,088, and was recorded at the fair market value of the intangible, as determined by an independent appraisal firm. With respect to consideration paid by the Company in excess of the chairman's carrying cost of the intangible, such excess has been charged to retained earnings, as a distribution to the chairman, resulting in the acquired intangible being recorded by the Company at the chairman's original cost basis.

     The company has made short term advances to a former shareholder in the amount of approximately $911,000. The advance bears no interest and has no formal repayment terms. The advance is expected to be repaid during 2005.

     On September 30, 2004, BAK Battery Company entered into an agreement with HFG International LTD, in which HFG will provide financial consulting services to the Company substantially in the form of the following, for a period of one year in consideration of fee of $400,000.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


11.  RELATED PARTY TRANSACTIONS (cont'd)


     As part of the agreement HFG would provide the Company, among other things, advice on the development and implementation of restructuring plan resulting in an organizational structure that would facilitate the registration of the company's securities, assist the Company in engaging qualified professionals to assist in facilitating the Company's plan, assist the Company in identifying potential merger candidates, supervise and train management in preparation for the registration of its securities, assist in the preparation of the necessary documentation and to assist the Company with the solicitation of equity financing.

     The fee is to be paid from the proceeds of the equity capital raised by HFG on behalf of the Company. In January 2005 the Company was successful in raising $17,000,000 from qualified investors in a private placement offering. The fee to HFG will be recorded by the Company as a cost of raising capital in 2005. The principal stockholder in HFG is also the former Chief Executive Officer of Medina Coffee, Inc. The fee charged to the Company for the services of HFG is on essentially the same terms as those charged by HFG for financial consulting services performed for HFG's other clients.

12.  CONTINGENCIES AND COMMITMENTS

     A.   Contingent liabilities

          1.   Land Use and Ownership Certificate:

               According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

               BAK has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK has applied to obtain the land use right certificate of approval.

               In the opinion of legal counsel, under the condition that BAK is granted a land use right certificate and related approvals, there should be no legal barriers for BAK to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park. However, in the event that BAK fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, the Company's legal counsel feels that this possibility while present, and does exist is very small. At a result, no provision has been made in the consolidated financial statements for this potential occurrence.

          2.   2004  -  US$  1,208,153   Guaranteed  for  Shenzhen   Tongli,   a
               non-related party
               2004  -  US$  1,208,153   Guaranteed  for  Shenzhen  Zhengda,   a
               non-related party
               2004 - US$ 18,122 Notes Receivable Discounted

               The Company sells notes and accounts receivable from time to time to banks at a discount. At the time of the sale all rights and privileges of holding the note are transferred to the banks or suppliers. When notes are sold, the Company removes the asset from its book with a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults. The company was contingently liable at September 30, 2004 and 2003 in the amounts of $18,122 and $0, respectively.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


12.  CONTINGENCIES AND COMMITMENTS (cont'd)

     A.   Contingent liabilities (cont'd)

               No  provision  has  been  made  in  the  consolidated   financial
               statements for these contingencies.

               BAK leases various factory and office space under short term operating leases and is obligated under those leases in the amounts detailed below as of September 30, 2004.

          3. BAK and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, have entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending institutions. As of September 30, 2004, Chang Chu Jingkai had guaranteed indebtedness of the Company to Longgang Division, Shenzhen Branch, Agricultural Bank of China (Agricultural Bank) in the amount of USD$ 24,164,220 (The "BAK Indebtedness"). As of September 30, 2004, BAK has not guaranteed any indebtedness of Changchun Co. in accordance with the Agreement. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way effects Changchun Co.'s continuing guaranty of the BAK Indebtedness.

          4.   Social Insurance of BAK's Employees:

               As described in Note 3 (O), BAK is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK has not fully covered other employees. It is the opinion of legal counsel that BAK needs to provide all employees with the required insurance.

               In the event that any current employee, or former employee, files a complaint with the government, not only will BAK be required to purchase insurance for such employee, but BAK may be subject to administrative fines. As the Company's legal counsel has advised that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statement.

     B.   Commitments

          1.   Capital Commitments

               BAK has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to $6,275,000. These contracts are contemplated to be completed at various dates up to the end of the 2005 calendar year.

          2.   Lease  commitment  for  factories:  2005 - US$ 717,127 2006 - US$
               159,273

13.  CAPITAL CONTRIBUTION

     During the year ended September 30, 2004 the existing stockholders contributed cash to the Company in the amount of $10,875,918 which has been recorded as an increase to additional paid-in capital in the accompanying consolidated financial statements.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



14.  BUSINESS SEGMENT AND GEOGRAPHIC AREA DATA

     The Company currently operates one business segment: the replacement battery market. We manufacture of three types of batteries: steel cell, aluminum cell and cylindrical cell. Our products are delivered to packing plants operated by third parties primarily for use in mobile phones and other electronic devices. Revenues by product were as follows for 2004 and 2003:

     Product Sales
     -------------
                                              2004                  2003
                                       -------------------   -------------------
                                           $          %          $          %
                                        (000's)               (000's)

     Steel Cell                           50.41       79.1       19.68      98.2
     Aluminum Cell                        13.08       20.5         .28       1.4
     Cylindrical Cell                       .26         .4         .09        .4
                                       --------   --------   --------   --------
              Total                       63.75      100.0      20.05      100.0
                                       --------   --------   --------   --------

     Geographic Area Information
     ---------------------------

     Revenues
     Domestic Sales - PRC                 43.36       68.0      16.37       81.7
     Foreign                              20.39       32.0       3.68       18.3
                                       --------   --------   --------   --------
              Total                       63.75     100.0       20.05      100.0
                                       --------   --------   --------   --------

     Property, Plant & Equipment - Net
     ---------------------------------

     Domestic - PRC                       45.19      100.0       4.88     100.0
     Foreign                               --         --         --         --
                                       --------   --------   --------   --------

              Total                       45.19      100.0       4.88      100.0
                                       --------   --------   --------   --------


     The above geographic area data includes trade revenues based on product shipment destination and property, plant and equipment based on physical location.

15.  INCOME TAXES

                                                    U.S.        PRC       Total
                                                  --------   --------   --------
                                                      $          $          $
                                                              (000's)

     Income Before Provision for Taxes
     ---------------------------------

              2004                                    --        7,141      7,141
              2003                                    --        3,576      3,576

     Provision for Taxes
     -------------------
              2004
              ----
              Current                                 --          394        394
              Deferred                                --         --         --
                                                  --------   --------   --------
                       Total                          --          394        394
                                                  --------   --------   --------

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003


15.  INCOME TAXES (cont'd)


     Principle reconciling items from income tax computed at the statutory rates are as follows:

                                                           2004          2003
                                                             $             $

     Computed Tax at statutory rate - PRC - 15%             1,071           537
     Non-Deductible Items                                      15          --
     Tax Holiday - PRC                                       (692)         (537)
                                                       ----------    ----------

              Total Provision for Taxes                       394          --
                                                       ==========    ==========

     As of September 30, 2004 and 2003, the Company has no deferred tax assets or liabilities and is not liable for any taxes in the United States or any other foreign jurisdictions outside the PRC.

16. WARRANTY RESERVES

     Warranty Reserves consists of the following at September 30:

                                                           2004          2003
                                                             $             $

     Balance, beginning of year                            95,874          --
     Add:  Provision for warranty claims                3,507,151     1,486,525
     Less:  Claims paid                                (3,382,522)   (1,390,651)
                                                       ----------    ----------

     Balance, end of year                                 220,503        95,874
                                                       ==========    ==========

     Warranty expense amounted to $3,507,151 and $1,486,525 for the years ended September 30, 2004 and 2003, respectively and is included in cost of goods sold in the accompanying consolidated financial statements.

17.  SUBSEQUENT EVENTS

     On November 6, 2004, BAK International Limited, a company controlled by the chairman of BAK, purchased 30,225,642 shares of BAK from existing shareholders for cash consideration of $11,500,000. This resulted in BAK becoming a wholly owned subsidiary of BAK International Limited. See Note 1.

     On January 20, 2005, BAK International Limited closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. The cash and shares of common stock will be held in escrow until the completion of the reverse merger transaction described in Note 1 and the filing of a registration statement with the Securities and Exchange Commission as described in the following paragraph.

     On January 20, 2005, BAK International Limited acquired a 97.2% controlling interest in Medina Coffee, Inc. through a share exchange agreement, a reverse merger transaction. Medina Coffee, Inc. (a Nevada public company) issued 39,826,075 shares of its common stock for all of the outstanding shares of BAK International Limited. The transaction has been accounted for as a recapitalization of BAK International Limited whereby the historical operations of BAK International Limited and its wholly owned subsidiary, BAK, become the historical operations of Medina Coffee, Inc. with no adjustments to the historical basis of the assets and liabilities.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           September 30, 2004 and 2003



18.  RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS

     Based on comments from the Securities and Exchange Commission, the Company amended the consolidated statements of operations for the years ended September 30, 2004 and 2003. The restatements were made to reclassify depreciation and amortization expense from a separate item in operating expenses into cost of goods sold, selling expenses and general and administrative expenses. The effect of the restatements was to decrease gross profit. The restatements had no effect on operating income or net income. The following table presents the effects of these amendments to the consolidated statements of operations:

                                                         For the Year Ended
                                                         September 30, 2004
                                                  ------------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)          (USD$)
                                                  -------------    -------------
         Gross Profit                               13,824,384        15,460,355


                                                         For the Year Ended
                                                         September 30, 2003
                                                  ------------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)          (USD$)
                                                  -------------    -------------
         Gross Profit                                 5,515,698        5,872,493

     The following have been extended or modified to provide additional information - notes 4 and 6.

                    BAK INTERNATIONAL LIMITED AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2004 AND 2003

                        (Amounts Expressed in US Dollars)

                                   (Unaudited)



                                TABLE OF CONTENTS


Consolidated Balance Sheets as of December 31, 2004 and September 30, 2004.....1

Consolidated Statements of Operations for
   the Three Months Ended December 31, 2004 and 2003...........................2

Consolidated Statements of Changes in Stockholders' Equity for the Three
   Months Ended December 31, 2004 and 2003.....................................3

Consolidated Statements of Cash Flows for the Three Months Ended
   December 31, 2004 and 2003..................................................4

Notes to Consolidated Financial Statements................................5 - 11


                    BAK International Limited and Subsidiary
                           Consolidated Balance Sheets
                 As of December 31, 2004 and September 30, 2004
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)

                                    Assets                          December 31,    September 30,
                                    ------                              2004             2004
                                                                         $                $
                                                                                      (Audited)
                                                                   -------------    -------------
Current Assets
   Cash                                                                3,257,064        3,212,176
   Cash - Restricted                                                   7,927,020        7,120,069
   Accounts Receivable, Net                                           26,876,898       20,999,561
   Inventories                                                        19,300,759       29,535,985
   Prepaid Expenses                                                      409,172        1,330,645
   Notes Receivable                                                      455,645           18,122
   Accounts Receivable - Related Party                                   532,680          911,093
                                                                   -------------    -------------
         Total Current                                                58,759,238       63,127,651
                                                                   -------------    -------------

Long-Term Assets
   Property, Plant, & Equipment                                       21,176,567       19,875,583
   Construction in Progress                                           27,026,623       23,656,190
   Land Use Rights                                                     4,029,038        4,029,038
   Less Accumulated Depreciation                                      (3,119,592)      (2,370,774)
                                                                   -------------    -------------
         Long-Term Assets, Net                                        49,112,636       45,190,037
                                                                   -------------    -------------

Other Assets
   Other Receivables                                                     312,579          225,972
   Intangible Assets, Net                                                 52,453           58,362
                                                                   -------------    -------------
         Total other                                                     365,032          284,334
                                                                   -------------    -------------

   Total Assets                                                      108,236,906      108,602,022
                                                                   =============    =============

                      Liabilities and Shareholders' Equity
Current Liabilities
   Accounts Payable                                                   20,783,113       23,570,087
   Bank Loans, Short Term                                             29,118,589       27,304,162
   Short Term Loans                                                         --          1,812,316
   Notes Payable, Other                                               23,446,018       20,772,559
   Land Use Rights Payable                                             3,751,028        3,750,756
   Construction Costs Payable                                          7,094,405        6,347,846
   Customer Deposits                                                     232,044          369,390
   Accrued Expenses                                                    2,583,593        5,247,656
   Other Liabilities                                                     181,494          181,223
                                                                   -------------    -------------
         Total Current                                                87,190,284       89,355,995
                                                                   -------------    -------------

CONTINGENCIES AND COMMITMENTS (NOTE 5)
Stockholders' Equity
   Common Stock - $.001 Par Value; 50,000,000 Shares Authorized;
     31,225,642 Shares Issued and Outstanding                             31,226           31,226
   Additional Paid In Capital                                         12,052,845       12,052,845
   Accumulated Comprehensive Loss                                         (1,669)            (144)
   Reserves                                                            1,917,087        1,724,246
   Retained Earnings                                                   7,047,133        5,437,854
                                                                   -------------    -------------
                                                                      21,046,622       19,246,027
                                                                   -------------    -------------
   Total Liabilities and Stockholders' Equity                        108,236,906      108,602,022
                                                                   =============    =============

The accompanying notes are an integral part of these consolidated financial statements.

                    BAK International Limited and Subsidiary
                      Consolidated Statements of Operations
              For The Three Months Ended December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)

                                                          2004          2003
                                                            $             $
                                                        Restated      Restated
                                                      -----------   -----------

Revenues, Net of Returns                               25,126,265    15,584,387

Cost of Goods Sold                                     20,743,021    12,166,591
                                                      -----------   -----------

Gross Profit                                            4,383,244     3,417,796
                                                      -----------   -----------

Expenses:
   Selling Expense                                        808,276       435,001
   General and Administrative Expenses                  1,151,756       503,285
   Research and Development                                20,020        91,807
   Bad Debts Expense (Recovery)                            51,235       (12,286)
                                                      -----------   -----------
         Total Expenses                                 2,031,287     1,017,807
                                                      -----------   -----------

Operating Income                                        2,351,957     2,399,989

Other Expense
   Finance Costs                                          389,650        50,672
   Other Expense                                           16,120         9,000
                                                      -----------   -----------

   Net Income Before Provision for Income Taxes         1,946,187     2,340,317

   Provision for Income Taxes                             144,067          --
                                                      -----------   -----------

Net Income                                              1,802,120     2,340,317
                                                      ===========   ============





The accompanying notes are an integral part of these consolidated financial statements.


                    BAK International Limited and Subsidiary
           Consolidated Statements of Changes in Stockholders' Equity
              for The Three Months Ended December 31, 2004 and 2003
                        (Amounts expressed in US Dollars)
                                   (Unaudited)


                                                            Par
                                                           Value          Additional
                                          Number of        Common           Paid-In        Retained
                                           Shares           Stock           Capital        Earnings
                                        -------------   -------------    -------------   -------------
                                                              $                $               $

Balance - September 30, 2003               31,225,642          31,226        1,176,927       3,630,298

Capital Contribution                             --              --         10,873,899            --
Net Income (Loss)                                --              --               --         2,340,317
Transfer to Reserve                              --              --               --          (334,274)
Deemed Distribution to Shareholders -
  Intangible Assets                              --              --               --        (3,866,088)
Foreign Currency Translation                     --              --               --              --
                                        -------------   -------------    -------------   -------------

Balance - December 31, 2003                31,225,642          31,226       12,050,826       1,770,253
                                        -------------   -------------    -------------   -------------

Balance - September 30, 2004               31,225,642          31,226       12,052,845       5,437,854

Net Income                                       --              --               --         1,802,120
Transfer to Reserves                             --              --               --          (192,841)
Foreign Currency Translation                     --              --               --              --
                                        -------------   -------------    -------------   -------------

Balance - December 31, 2004                31,225,642          31,226       12,052,845       7,047,133
                                        =============   =============    =============   =============

                                                          All Other
                                                        Comprehensive     Stockholders'
                                           Reserves     Income (Loss)       Equity
                                        -------------   -------------    -------------
                                              $               $                $

Balance - September 30, 2003                  651,583             (49)       5,489,985

Capital Contribution                             --              --         10,873,899
Net Income (Loss)                                --              --          2,340,317
Transfer to Reserve                           334,274            --               --
Deemed Distribution to Shareholders -
  Intangible Assets                              --              --         (3,866,088)
Foreign Currency Translation                     --               107              107
                                        -------------   -------------    -------------

Balance - December 31, 2003                   985,857              58       14,838,220
                                        -------------   -------------    -------------

Balance - September 30, 2004                1,724,246            (144)      19,246,027

Net Income                                       --              --          1,802,120
Transfer to Reserves                          192,841            --               --
Foreign Currency Translation                     --            (1,525)          (1,525)
                                        -------------   -------------    -------------

Balance - December 31, 2004                 1,917,087          (1,669)      21,046,622
                                        =============   =============    =============


The accompanying notes are an integral part of these consolidated financial statements.


                    BAK International Limited and Subsidiary
                      Consolidated Statements of Cash Flows
              For The Three Months Ended December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)

                                                               2004           2003
                                                                 $              $
Cash Flows from Operating Activities

Net Income                                                    1,802,120      2,340,317
   Adjustments to reconcile net income to net cash
   from operating activities:
   Bad debt expense                                              51,235        (12,286)
   Depreciation and Amortization                                754,727        189,777
   Changes in Assets and Liabilities:
   Accounts Receivable                                       (5,947,411)    (2,434,155)
   Inventory                                                 10,235,226        989,236
   Prepaid Expenses and Deposits                                921,473     (1,462,544)
   Account Receivable-Related Party                             378,413       (506,728)
   Other Receivables                                            (67,767)      (553,287)
   Note Receivable                                             (437,523)      (257,411)
   Accounts Payable                                          (2,786,974)     2,851,989
   Customer Deposits                                           (137,346)      (224,899)
   Accrued Expenses                                          (2,664,062)        93,083
   Construction Costs Payable                                   746,559           --
   Other Liabilities                                                271         60,417
   Land Use Right Payable                                           272           --
   Deferred Expenses                                               --          (27,360)
                                                            -----------    -----------
         Net Cash Flows from Operating Activities             2,849,213      1,046,149
                                                            -----------    -----------

Cash Flows from Investing Activities
   Acquisition of Property and Equipment                     (1,300,986)    (2,805,621)
   Construction in Progress                                  (3,370,433)    (8,586,825)
   Investment in Intangible Assets                                 --           (5,685)
                                                            -----------    -----------
         Net Cash Flows from Investing Activities            (4,671,419)   (11,398,131)
                                                            -----------    -----------

Cash Flows from Financing Activities
   Proceeds from Borrowings                                  21,519,898     10,006,855
   Repayment of Borrowing                                   (18,844,328)    (4,821,945)
   Cash Pledged to Bank                                        (806,951)          --
   Capital Contribution                                            --       10,873,899
   Deemed Distribution to Shareholder - Intangible Assets          --       (3,866,088)
                                                            -----------    -----------
         Net Cash Flows from Financings Activities            1,868,619     12,192,721
                                                            -----------    -----------

Effects of Exchange Rates Changes on Cash                        (1,525)           107

Net Increase (Decrease) in Cash                                  44,888      1,840,846

Cash - Beginning of Period                                    3,212,176        670,925
                                                            -----------    -----------

Cash - End of Period                                          3,257,064      2,511,771
                                                            ===========    ===========

Supplemental Cash Flow Disclosures:
   Interest Paid                                                313,195         52,798
                                                            ===========    ===========

   Income Taxes Paid                                             94,858           --
                                                            ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)


1.   BASIS OF PRESENTATION

     The condensed consolidated financial statements of BAK International Limited and subsidiary (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-KSB, and other reports filed with the SEC.

     The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include non-recurring expenses associated with the Company's registration with the SEC, costs incurred to raise capital and stock awards.

     The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America and include the accounts of BAK International Limited and Shenzhen BAK Battery Co, Ltd. for all periods presented. All significant intercompany balances and transactions have been eliminated on consolidation.

2.   RECAPITALIZATION TRANSACTION

     On January 20, 2005, Medina Coffee, Inc. completed a stock exchange transaction with the stockholders of BAK International Limited., a Hong Kong company, or BAK International. The exchange was consummated under Nevada law pursuant to the terms of a Securities Exchange Agreement dated effective as of January 3, 2005 by and among Medina, BAK International and the stockholders of BAK International. Pursuant to the Securities Exchange Agreement, the Company issued 39,826,075 shares of common stock, par value $0.001 per share, to the stockholders of BAK International (31,225,642 Shares are original shareholders of BAK and 8,600,433 Shares to new investors), representing approximately 97.2% of the Medina post-exchange
     issued  and  outstanding   common  stock,  in  exchange  for  100%  of  the
     outstanding capital stock of BAK International. The Company presently carries on the business of Shenzhen BAK Battery Co., Ltd., a Chinese corporation and BAK International's wholly-owned subsidiary, or BAK Battery.

     The reverse merger transaction has been accounted for as a recapitalization of BAK International whereby the historical financial statements and operations of BAK become the historical financial statements of the
     Registrant with no adjustment to the carrying value of the assets and liabilities. The accompanying financial statements reflect the recapitalization of the stockholders equity as if the transaction occurred as of the beginning of the first period presented.

3.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     BAK International was incorporated in Hong Kong on December 29, 2003 under the Companies Ordinance as BATCO International Limited, and subsequently changed its name to BAK International Limited on November 3, 2004. On November 6, 2004, the stockholders of BAK agreed to purchase, for a total of $11.5 million in cash, 96.8% of the outstanding shares of capital stock

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)



3.   ORGANIZATION AND PRINCIPAL ACTIVITIES (cont'd)


     of BAK International, in the same proportion as their ownership interest in BAK, and BAK International agreed to purchase, for a total of $11.5 million in cash, all of the 31,225,642 outstanding shares of capital stock of BAK. Five stockholders of BAK, with ownership interests of approximately 1.85% of the 31,225,642 total outstanding shares of BAK, elected not to acquire shares in BAK International. The five nonparticipating stockholders of BAK sold their right to acquire their proportional ownership interest in BAK International to other BAK stockholders, as well as seven persons who were not previously stockholders of BAK, for cash, and the proportionate interests in BAK International to which the five nonparticipating stockholders were entitled were acquired by their transferees. After the share purchase transactions between BAK International and the stockholders of BAK were complete, there were 31,225,642 shares of BAK International stock outstanding, exactly the same as the number of shares of capital stock of BAK outstanding immediately prior to the share purchases, and the stockholders of BAK International were substantially the same as the stockholders of BAK prior to the share purchases. Consequently, the share purchases between BAK International and the stockholders of BAK have been accounted for as a recapitalization of BAK with no adjustment to the historical basis of the assets and liabilities of BAK, and the operations were consolidated as though the transactions occurred as of the beginning of the first accounting period presented in these consolidated financial statements. See note 6 - Subsequent Events.

     Shenzhen BAK Battery Co., Ltd. ("BAK") was founded on August 3, 2001 as a China-based company specializing in lithium ion (known as "Li-ion" or "Li-ion cell") battery cell production, for use in the replacement battery market, primarily for cell phones in the Peoples Republic of China (PRC).

     The Company is subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

     The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

     Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

     The Company's operating assets and primary sources of income and cash flows are of interests in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)



3.   ORGANIZATION AND PRINCIPAL ACTIVITIES (cont'd)

     As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures, it remains possible for the PRC government to exert significant influence on the PRC economy.

     The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable from customers. Cash and cash equivalents are maintained with major banks in the PRC. The Company's business activity is primarily with customers in the PRC. The Company periodically performs credit analysis and monitors the financial condition of its clients in order to minimize credit risk.

     Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

     On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the RMB amounts have been, or could be, converted into US$ at that or any rate. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

4.   RECENTLY ISSUED ACCOUNTING STANDARDS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 151 "Inventory Costs - an amendment of ARB No. 43, Chapter 4" ("SFAS 151"). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 151 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 152 "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67" ("SFAS 152"). This statement amends FASB Statement No. 66 "Accounting for Sales of Real Estate" to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2 "Accounting for Real Estate Time-Sharing Transactions" ("SOP 04-2"). SFAS 152 also amends FASB Statement No. 67 "Accounting for Costs and Initial Rental operations of Real Estate Projects" to state that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions, with the accounting for those operations and costs being subject to the guidance in SOP 04-2. The provisions of SFAS 152 are effective in fiscal years beginning after June 15, 2005. As such, the

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)



4.   RECENTLY ISSUED ACCOUNTING STANDARDS (cont'd)

     Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2006. The Company is currently evaluating the impact of SFAS 152 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29" ("SFAS 153"). SFAS 153 replaces the exception from fair value measurement in APB Opinion No. 29 for nonmonetary exchanges of similar productive assets with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for all interim periods beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. The Company is currently evaluating the impact of SFAS 153 on its consolidated financial statements.

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS 123R"). SFAS 123R revises FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for non-small business issuers for all interim periods beginning after June 15, 2005. SFAS 123R is effective for small business issuers for all interim periods beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal quarter ended September 30, 2005. Retroactive application of the provisions of SFAS 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required. The Company is currently evaluating the impact of SFAS 123R on its consolidated financial statements.

5.   CONTINGENCIES AND COMMITMENTS

     A.   Contingent Liabilities

          1.   Land Use and Ownership Certificate:

          According to relevant PRC laws and regulations, a land use right certificate, along with government approvals for land planning, project planning, and construction need to be obtained before construction of building is commenced. An ownership certificate shall be granted by the government upon application under the condition that the aforementioned certificate and government approvals are obtained.

          BAK has not yet obtained the land use right certificate and government approvals relating to the construction of BAK Industrial Park (the Company's operating premises). However, BAK has applied to obtain the land use right certificate of approval.

          In the opinion of legal counsel, under the condition that BAK is granted a land use right certificate and related approvals, there should be no legal barriers for BAK to obtain an ownership certificate for the premises presently under construction in BAK Industrial Park. However, in the event that BAK fails to obtain the land use right certificate relating to BAK Industrial Park and/or the government approvals required for the construction of BAK Industrial Park, there is the risk that the buildings constructed need to be vacated as illegitimate constructions. However, the Company's legal counsel feels

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)



5.   CONTINGENCIES AND COMMITMENTS (cont'd)

     A.   Contingent liabilities (cont'd)

          that this possibility while present, and does exist is very small. At a result, no provision has been made in the financial statements for this potential occurrence.

          2.   2004  -  US$  1,208,153   Guaranteed  for  Shenzhen   Tongli,   a
               non-related party
               2004  -  US$  1,208,153   Guaranteed  for  Shenzhen  Zhengda,   a
               non-related party
               2004 - US$ 455,645 Notes Receivable Discounted

          The Company sells notes and accounts receivable from time to time to banks at a discount. At the time of the sale all rights and privileges of holding the note are transferred to the banks or suppliers. When notes are sold, the Company removes the asset from its book with a corresponding expense for the amount of the discount. The Company remains contingently liable on a portion of the amount outstanding in the event the note maker defaults. The company was contingently liable at December 31, 2004 and 2003 in the amounts of $455,645 and $257,411, respectively.

          No provision has been made in the financial statements for these contingencies.

          3. BAK and Development and Construction (Group) Company Limited By Shares ("Changchun Co.") of Changchun Economic & Technology Development District, have entered into a Cross-Guaranty Agreement, dated February 20, 2004 (the "Agreement"), pursuant to which the parties were obligated to guaranty a specified amount of each other's indebtedness to specifically identified lending institutions. As of December 22, 2004, Chang Chu Jingkai had guaranteed indebtedness of the Company to Longgang Division, Shenzhen Branch, Agricultural Bank of China (Agricultural Bank) in the amount of USD$ 24,164,220 (The "BAK Indebtedness"). BAK has not guaranteed any indebtedness of Changchun Co. in accordance with the Agreement. On December 22, 2004, the Company received from Changchun Co. a letter of termination pursuant to which the Agreement was deemed terminated by Changchun Co. and the Company was relieved of all obligations to guaranty any indebtedness of Changchun Co. in the future. The termination of the Agreement in no way effects Changchun Co.'s continuing guaranty of the BAK Indebtedness.

          4.   Social Insurance of BAK's Employees:

          BAK is required to cover employees with various types of social insurance. Although all insurances have been purchased for management employees, BAK has not fully covered other employees. It is the opinion of legal counsel that BAK needs to provide all employees with the required insurance.

          In the event that any current employee, or former employee, files a complaint with the government, not only will BAK be required to purchase insurance for such employee, but BAK may be subject to administrative fines. As the Company's legal counsel has advised that these fines are nominal, no provision for any potential fines has been made in the accompanying financial statement.

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)



5.   CONTINGENCIES AND COMMITMENTS (cont'd)


     B.   Commitments

          1.   Capital Commitments

          BAK has commitments under construction contracts for the construction of factory, office, and employee residence buildings, amounting to $3,337,602. These contracts are contemplated to be completed at various dates up to the end of the 2005 calendar year.

          2.   Lease  commitment  for  factories:  2005 - US$ 717,127 2006 - US$
               159,273

6.   SUBSEQUENT EVENTS

     On January 20, 2005, BAK International closed a private placement of its securities with unrelated investors whereby it issued an aggregate of 8,600,433 shares of common stock for gross proceeds of $17,000,000. The cash and shares of common stock will be held in escrow until the completion of the reverse merger transaction described in Note 2 and the filing of a registration statement with the Securities and Exchange Commission. In conjunction with this financing, the Chief Executive Officer and major shareholder of the Company agreed to place 2,179,550 shares of the Company's common stock owned by him into an escrow account, of which 50% are to be released to the investors in the private placement if audited net income for the fiscal year ending September 30, 2005 is not at least $12,000,000 and of which 50% are to be released to investors in the private placement if audited net income for the fiscal year ending September 30, 2006 is not at least $27,000,000.

7.   RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS

     Based on comments from the Securities and Exchange Commission, the Company amended the consolidated statements of operations for the three months ended December 31, 2004 and 2003. The restatements were made to reclassify depreciation and amortization expense from a separate item in operating expenses into cost of goods sold, selling expenses and general and administrative expenses. The effect of the restatements was to decrease gross profit. The restatements had no effect on operating income or net income. The following table presents the effects of these amendments to the consolidated statements of operations:

                                                    For the Three Months Ended
                                                         December 31, 2004
                                                  ------------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)          (USD$)
                                                  -------------    -------------
         Gross Profit                                 4,383,244        5,104,928


                                                    For the Three Months Ended
                                                         December 31, 2003
                                                  ------------------------------
                                                                   As previously
                                                   As restated       reported
                                                      (USD$)          (USD$)
                                                  -------------    -------------
         Gross Profit                                 3,417,796        3,592,698

                    BAK International Limited and Subsidiary
                   Notes to Consolidated Financial Statements
                           December 31, 2004 and 2003
                        (Amounts Expressed in US Dollars)
                                   (Unaudited)



7.   RESTATEMENT TO CONSOLIDATED FINANCIAL STATEMENTS (cont'd)



     Depreciation expense is included in the statements of operations as follows:

                                                            Three Months Ended
                                                               December 31,
                                                         -----------------------
                                                             2004         2003
                                                               $            $
     Cost of Goods Sold                                     721,685      174,902
     Selling Expenses                                         2,258        2,616
     General and Administrative Expenses                     30,370       11,965
                                                         ----------   ----------

     Total Depreciation Expense                             754,313      189,483
                                                         ==========   ==========

                                  EXHIBIT INDEX


Exhibit    Description
Number

Exhibit    Description
Number

3.1*       Articles of Incorporation of the Registrant.

3.2*       Articles of Amendment.

3.3+       Amended and Restated Bylaws.

3.4*       Bylaws

10.1+ Securities and Exchange Agreement by and among BAK International, Ltd., Medina Coffee, Inc. and the stockholders of BAK International, Ltd. dated as of January 20, 2005.

10.2+ Escrow Agreement by and among Medina Coffee, Inc., the selling stockholders, Xiangqian Li, and Securities Transfer Corporation dated as of January 20, 2005.

10.3+ Lock-up Agreement by and between Medina Coffee, Inc. and Xiangqian Li dated as of January 20, 2005.

10.4++     Form of Subscription Agreement.

10.5+ Summary of Sales Agreement by and between Shenzhen BAK Battery Co., Ltd. and Zhongshan Mingji Battery Co., Ltd. dated as of October 25, 2003.

10.6+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Luhua Technology (Shenzhen) Co., Ltd. dated as of April 14, 2004.

10.7+ Summary of Purchase Agreement by and between Shenzhen BAK Battery Co., Ltd. and Beijing CITIC Guoan Mengguli Electricity Supply Ltd. Co. dated as of September 30, 2004.

10.8+ Summary of Revolvable Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of June 27, 2003.

10.9+ Summary of Guaranty Contract of Maximum Amount by and between Longgang Division, Shenzhen Branch, Agricultural Bank of China and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of June 27, 2003.

10.10+ Summary of Comprehensive Credit Facilities Agreement of Maximum Amount by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, Agricultural Bank of China dated as of April 5, 2004.

10.11+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Branch, Agricultural Bank of China, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of April 5, 2004.

10.12+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

10.13+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Development Bank, Development and Construction (Group) Company Limited by Shares of Changchun Economic & Technology Development District, Jilin Provincial Huaruan Technology Company Limited by Shares, Xiangqian Li, Yanlong Zou, Fenghua Li, Jimin Li, Jiajun Huang, Baicheng Zhou, Jinghui Wang, Yongbin Han, Shuquan Zhang, Xinrong Yang, Yunfei Li and Weiqiang Zhang dated as of April 1, 2004.

10.14+ Summary of Comprehensive Credit Facilities Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Branch, China Minsheng Bank dated as of January 14, 2004.

10.15+ Summary of Guaranty Contract of Maximum Amount by and among Longgang Division, Shenzhen Branch, China Minsheng Bank, Jilin Provincial Huaruan Technology Company Limited by Shares and Xiangqian Li dated as of November 15, 2003.

10.16+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, Industrial Bank dated as of March 11, 2004.

10.17+ Summary of Guaranty Agreement by and between Shenzhen Branch, Industrial Bank and Shenzhen High-Tech Investment Service Co. dated as of March 10, 2004.

10.18+ Summary of Related Transaction Agreement by and between Shenzhen BAK Battery Co., Ltd. and Jilin Provincial Huaruan Technology Company Limited by Shares dated as of October 18, 2003.

10.19+ Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Longgang Division, Shenzhen Development Bank dated as of April 1, 2004.

16.1+      Letter on Change in Certifying Accountant.

99.1+      Press Release.

* Previously filed as an exhibit to the Registration Statement on Form SB-1 (#333-41124) filed with the Commission on July 10, 2000.

+ Previously filed as an exhibit to the Amendment No. 1 to the Current Report on Form 8-K/A filed with the Commission on April 7, 2005.

++ Subsequently filed as an exhibit to the Registration Statement on Form SB-2 (#333-122209) filed with the Commission on November 29, 2005.